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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                  ------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            STRUCTURED PRODUCTS CORP.
                            -------------------------
             (Exact name of registrant as specified in its charter)


               Delaware                                   13-3692801
----------------------------------------       ---------------------------------
(State of incorporation or organization)       (IRS Employer Identification No.)

         Seven World Trade Center
         Suite 33-130, 33rd Floor
         New York, New York                                 10048
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(Address of principal executive offices)                  (Zip Code)


If this form relates to the                      If this form relates to the
registration of a registration                   class of debt securities and
of a class of debt securities                    is to become effective
and is effective upon filing                     simultaneously with the
pursuant to General                              A(C)(1) effectiveness of a
Instruction please check the                     concurrent registration
following box. /X/                               statement under the Securities
                                                 Act of 1933 pursuant to
                                                 General Instruction A(C)(2)
                                                 please check the following
                                                 box. / /


       Securities to be registered pursuant to Section 12(b) of the Act:

     Title of Each Class                          Name of Each Exchange on Which
     to be so Registered                          Each Class is to be Registered
     -------------------                          ------------------------------

$34,778,000 TIERS(sm) Corporate Bond-
Backed Certificates, Series MOT 1998-5,
      Amortizing Class Certificates
            (the "Certificates")                    New York Stock Exchange
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       Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                      ----



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Item 1.         Description of Registrant's Securities to be Registered.
                --------------------------------------------------------

                The description of the Certificates to be registered hereunder is set forth under the captions entitled: "Summary of Terms"; "Special Considerations"; "Description of the Certificates"; "ERISA Considerations"; and "Federal Income Tax Considerations" in Registrant's Prospectus Supplement dated May 19, 1998 , and "Special Considerations" and "Description of Certificates" in Registrant's Prospectus, dated June 23, 1997, which description is incorporated herein by reference. Registrant filed the Prospectus and Prospectus Supplement with the Securities and Exchange Commission on May 18, 1998, pursuant to the Rule 424(b)(5) under the Securities Act of 1933.

Item 2.         Exhibits.
                ---------

                  1. Certificate of Incorporation of Structured Products Corp. is set forth as Exhibit 3.1 to the Registration Statement on Form S-3 and is incorporated herein by reference.

                  2. By-laws, as amended, of Structured Products Corp. are set forth as Exhibit 3.2 to the Registration Statement and are incorporated herein by reference.

                  3. Form of Trust Agreement is set forth as Exhibit 4.3 to the Registration Statement and is incorporated herein by reference.

                  4.       Form of the Certificates.

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                                    SIGNATURE


                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                            STRUCTURED PRODUCTS CORP.




Date:  May 18, 1998                         By: /s/ Matt Mayers
                                                ---------------
                                                Authorized Signatory

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